Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation/Formation
Energy Publishing Pty Limited	Australia
IHS Australia Pty. Ltd.	Australia
IHS Markit Group (Australia) Pty Ltd	Australia
R.L. Polk Australia Pty Ltd	Australia
IHS Global FUE	Belarus
CoreOne Technologies Belgium BVBA	Belgium
IHS Informcoese E Insight LTDA	Brazil
Display Search Limited	British Virgin Islands
CoreOne Technologies DeltaOne Solutions Inc.	California
8710066 Canada Inc.	Canada
9540687 Canada Inc.	Canada
Carfax Canada, Ltd	Canada
CarProof Corporation	Canada
H&F Eleanor Canco 1 Inc.	Canada
IHS Global Canada Limited	Canada
Markit Analytics Inc.	Canada
Markit Group (Canada) Limited	Canada
MidProof Holdings Inc.	Canada
BOAT Limited	Cayman
Beijing Cartac Vehicle Information Consulting Co	China
CMAI Shanghai Ltd.	China
CSM Worldwide (Shanghai) Co. Ltd.	China
Global Insight (Beijing) Ltd.	China
IHS (Beijing) Trading Company Ltd	China
IHS (Beijing) Trading Company Ltd	China
IHS (Beijing) Trading Company Ltd	China
IHS (Shenzhen) Company Limited	China
iSuppli Asia Shanghai Limited	China
PFC Energy Beijing Ltd	China
IHS Global Colombia S.A.S.	Colombia
IHS Herold Inc.	Connecticut
ABC Enterprises Inc.	Delaware
Compliance Technologies International LLC*	Delaware
CoreOne Technologies Holdings LLC	Delaware
CoreOne Technologies LLC	Delaware
Correctnet LLC	Delaware
DisplaySearch LLC	Delaware
IHS Global Holding LLC	Delaware

IHS Global Inc.	Delaware
IHS Global Investments LLC	Delaware
IHS Holding Inc.	Delaware
IHS Inc.	Delaware
IHS Markit KY3P LLC	Delaware
Information Mosaic Inc.	Delaware
JOC Group Inc.	Delaware
Markit CTI Holdings LLC*	Delaware
Markit EDM Inc.	Delaware
Markit North America Inc.	Delaware
Markit On Demand Inc.	Delaware
Markit Securities Finance Analytics Inc.	Delaware
MarkitOne Holdings LLC	Delaware
MarkitSERV LLC	Delaware
Premier Data Services Incorporated	Delaware
R.L. 2015 LLC	Delaware
R.L. Polk & Co	Delaware
IHS Global APS	Denmark
IHS Global SAS	France
NavX SAS	France
Carfax Europe GmbH	Germany
IHS Global GmbH	Germany
R.L. Polk Germany GmbH	Germany
CoreOne Technologies Hong Kong Limited	Hong Kong
Global Insight (Hong Kong) Ltd.	Hong Kong
IHS Hong Kong Limited	Hong Kong
IHS Markit Group (Hong Kong) Limited	Hong Kong
iSuppli Asia Limited	Hong Kong
CoreOne Technologies India Pvt Ltd	India
IHS Global Private Ltd.	India
Information Mosaic S/W Pvt Ltd	India
Markit India Services Private Limited	India
IHS Global Indonesia PT	Indonesia
IHS Finance Limited	Ireland
Information Mosaic Limited	Ireland
Markit Operations Designated Activity Company	Ireland
IHS Global S.R.L.	Italy
IHS Global KK	Japan
Markit Group (Japan) KK	Japan
IHS Markit Kazakhstan LLP	Kazakhstan
CSM Worldwide Korea Yuhan Hoesa	Korea
IHS Global Korea Ltd (fka Displaybank Co., Ltd.)	Korea
H&F Eleanor Luxco 1 SARL	Luxembourg

IHS EMEA Holding Sarl	Luxembourg
IHS Global Investments Inc. S.C.S.	Luxembourg
IHS Global Luxembourg SARL	Luxembourg
IHS Luxembourg Sarl	Luxembourg
Markit Financing SARL	Luxembourg
IHS Global (Malaysia) Sdn. Bhd.	Malaysia
IHS Global (Malaysia) Sdn. Bhd.	Malaysia
IHS Markit (Penang) Sdn. Bhd.	Malaysia
Information Handling Services (Malaysia) Snd. Bhd.	Malaysia
Information Mosaic Asia Sdn Bhd Ltd	Malaysia
Axxis Software, LLC	Maryland
Oil Price Information Service, LLC	Maryland
PointLogic Energy LLC	Maryland
Information Handling Services Mexico, SA de CV	Mexico
CSM Asia Corporation	Michigan
Polk Carfax Inc.	Michigan
Carfax Nederlands BV	Netherlands
IHS Global B.V.	Netherlands
Markit NV	Netherlands
The Transaction Auditing Group Inc.	Nevada
IHS Global AS	Norway
IHS Global Inc. LLC	Oman
Carfax, Inc.	Pennsylvania
IHS Global Sp Z.o.o.	Poland
IHS Global Limited (LLC)	Qatar
NavX Content Factory SRL	Romania
Chemical Market Associates PTE. Ltd.	Singapore
IHS Global Pte Limited.	Singapore
IHS Markit Asia Pte Ltd	Singapore
Information Mosaic Asia Pte Ltd	Singapore
Oil Price Information Service Asia Pte Ltd	Singapore
Option Computers Pte Ltd	Singapore
IHS Information & Insight (Proprietary) Ltd.	South Africa
ThinkFolio Pty Ltd	South Africa
Carfax Historical De Vehiculos SL	Spain
IHS Global Information Spain SL	Spain
Carfax Sverige AB	Sweden
IHS Global AB	Sweden
IHS Global Finance GmbH	Switzerland
IHS Global Finance GmbH	Switzerland
IHS Global Funding GmbH	Switzerland
IHS Global Funding GmbH	Switzerland
IHS Global Holding GmbH	Switzerland

IHS Global Investments GmbH	Switzerland
IHS Global SA	Switzerland
IHS Global Taiwan Limited	Taiwan
Data Logic Services Corp	Texas
Markit WSO Corporation	Texas
Purvin & Gertz LLC	Texas
CSM Worldwide (Thailand) Co. Ltd.	Thailand
IHS Global (Thailand) Ltd (fka CMAI (Thailand) LTD.)	Thailand
IHS Global FZ LLC	United Arab Emirates
CoreOne Technologies Delta One Solutions Ltd.	United Kingdom
Global Trade (Holdco) Limited	United Kingdom
IHS Global Investments Limited	United Kingdom
IHS Global Limited	United Kingdom
IHS Global Limited	United Kingdom
IHS Global Limited	United Kingdom
IHS Group Holdings Limited	United Kingdom
IHS International Holdings Limited	United Kingdom
IHS Markit Global Finance Limited	United Kingdom
IHS Markit Global Funding Limited	United Kingdom
IHS Markit Global Limited	United Kingdom
IHS Markit Investments Limited	United Kingdom
Information Mosaic UK Ltd	United Kingdom
Invention Machine Limited	United Kingdom
Markit Analytics (UK) Limited	United Kingdom
Markit Economics Limited	United Kingdom
Markit EDM Hub Limited	United Kingdom
Markit EDM Limited	United Kingdom
Markit EDM Limited	United Kingdom
Markit Equities Limited	United Kingdom
Markit Genpact KYC Services Limited**	United Kingdom
Markit Group Holdings Limited	United Kingdom
Markit Group Limited	United Kingdom
Markit Group UK Limited	United Kingdom
Markit Indices Limited	United Kingdom
Markit Securities Finance Analytics Consulting Ltd	United Kingdom
Markit Securities Finance Analytics Ltd	United Kingdom
Markit Valuation Services Limited	United Kingdom
Markit Valuations Limited	United Kingdom
MarkitSERV FX Limited	United Kingdom
MarkitSERV Holdings Limited	United Kingdom
MarkitSERV Limited	United Kingdom
Option Computers Limited	United Kingdom
Polk Europe Holdings, Ltd.	United Kingdom

Prism Valuation Limited	United Kingdom
R.L. Polk UK, Ltd	United Kingdom
RCP Trade Solutions Limited	United Kingdom
Root Metrics Ltd	United Kingdom
Rushmore Associates Limited	United Kingdom
Securities Finance Systems Limited	United Kingdom
Securities Lending Services Group Limited	United Kingdom
ThinkFolio Limited	United Kingdom
Trade STP Limited	United Kingdom
Root Wireless, Inc.	Washington

* 52.8% ownership interest
** 53.3% ownership interest